Exhibit 10.1

FIRST UNITED CORPORATION

2018 EQUITY COMPENSATION PLAN

1. Purpose. The purpose of the Plan is to provide designated (a) Employees of the Company and its Affiliates and (b) Non-Employee Directors of the Company and its Affiliates with the opportunity to receive grants of Options, SARs, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

All capitalized terms shall be as defined in Section 2 hereof.

2. Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Additive SAR” has the meaning given that term in Section 8(b)(ii) hereof.

(b) “Affiliate” means any “parent corporation” and any “subsidiary corporation” of the Company, as such terms are defined in Section 424 of the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a bank or any benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control.

(ii) The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the shareholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii) During any 12-month period after the Effective Date, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (i) were directors at the beginning of such period or (ii) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(g) “Company” means First United Corporation, a Maryland corporation, and any successor thereto.

(h) “Date of Grant” means the date a Grant is effective.

(i) “Dividend Equivalent” means an amount determined by multiplying the number of Shares subject to a Grant (or by which such Grant is measured or based) by the per-Share cash dividend, or the per-Share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(j) “Effective Date” means May 17, 2018, the date on which the Plan was approved by the shareholders of the Company.

(k) “Employee” means an employee of the Company or any Affiliate (including an officer or director who is also an employee).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(m) “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, the mean between the high and low sales price of a Share on the trading day immediately preceding such date, as reported on any established securities exchange or national market system on which the Shares are then listed or admitted to trading (or the closing bid, if no sales were reported), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose in accordance with applicable law.

(n) “Freestanding SAR” has the meaning given that term in Section 8(b)(iii) hereof.

(o) “Grant” means an Option, a SAR, a Stock Award, a Dividend Equivalent or an Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means a stock option that is intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(r) “Non-Employee Director” means a member of the Board, or a member of the board of directors of an Affiliate, who is not an employee of the Company.

(s) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares at an Option Price for a specified period of time.

(u) “Option Period” means the period of time during which an Option is exercisable.

(v) “Option Price” means the amount per Share, as designated by the Committee, that shall be paid by a Participant upon the exercise of an Option.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Shares (other than Grants described in Sections 7, 8, 9 and 10), as described in Section 11.

(x) “Participant” means an Employee or a Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(y) “Person” means as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

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(z) “Plan” means this First United Corporation 2018 Equity Compensation Plan, as in effect from time to time.

(aa) “Related Option” means an Option with respect to which a SAR has been granted

(bb) “Share” means a share of Stock.

(cc) “Stock” means the common stock, par value $.01 per Share, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 15 hereof.

(dd) “SAR” means an award of a stock appreciation right, as described in Section 8 hereof.

(ee) “Stock Award” means an award of Shares, as described in Section 9 hereof.

(ff) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 14 hereof.

(gg) “Tandem SAR” has the meaning given that term in Section 8(b)(i) hereof.

(hh) “Ten Percent Owner” means a Person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, securities possessing more than 10% of the total combined voting power of all classes of securities of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Grant based on the facts existing on its Date of Grant.

3. Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of the Company, as approved by the Committee.

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(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) accelerate the vesting or payment of any outstanding Grant notwithstanding any vesting or payment date set forth in the related Grant Agreement, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 17 hereof, (vi) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vii) deal with any other matters arising under the Plan.

(c) Delegation of Authority. Notwithstanding the foregoing paragraph (b), the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

4. Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Agreement or an amendment to the guidelines or Grant Agreement. Without limiting the generality of the foregoing, the Committee may include in a Grant Agreement such covenants and other provisions for the protection of the property and business of the Company and its Affiliates as it deems appropriate, the acceptance of which by the Participant shall be a condition to the Grant. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

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5. Shares of Stock Subject to the Plan.

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of Shares that may be issued or transferred under the Plan is 325,000, all of which may be issued pursuant to Options or Stock Awards or Other Stock-Based Awards. The Shares may be authorized but unissued Shares or reacquired Shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Share limits.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Shares, the Committee shall reserve Shares equal to the maximum number of Shares that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered after the Effective Date without having been exercised or if any Stock Awards, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full after the Effective Date, the Shares subject to such Grants shall again be available for purposes of the Plan. In addition, if and to the extent an Option is exercised pursuant to Section 7(f)(iv) hereof, the number of Shares determined pursuant to clause (B) of Section 7(f)(iv) shall again be available for purposes of this Plan. To the extent SARs are exercised under the Plan, the total number of Shares subject to the exercised portion of the SAR shall count against the number of Shares reserved for issuance under the Plan if Shares are paid out upon exercise of the SAR. To the extent Grants are paid in cash, and not in Shares, any Shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in Shares. The maximum aggregate number of Shares with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any fiscal year shall be 20,000 Shares, subject to adjustment as described below. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Shares or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of Shares outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive pursuant to Grants in any year, the number of Shares covered by outstanding Grants, the kind of Shares to be issued or transferred under the Plan, and the Option Price, price per Share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated by adjusting the number of Shares to the nearest smaller whole number of Shares. Any adjustment in Incentive Options under this Section 5(d) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 5(d) shall be made in a manner which does not adversely affect the exemption provided pursuant to Exchange Act Rule 16b-3.

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6. Eligibility for Participation.

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of Shares subject to each Grant.

7. Options.

(a) General Requirements. The Committee may grant Options to an Employee or a Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7 hereof.

(b) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Option that is granted to Employees and Non-Employee Directors.

(c) Type of Option and Price.

(i) Subject to Section 18(b) hereof, the Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

(ii) The Option Price shall be set by the Committee at the time the Option is granted but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, as of the Date of Grant, is a Ten Percent Owner unless the Option Price is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

(d) Vesting; Option Period. An Option shall vest and become exercisable in such manner and on such date or dates as are determined by the Committee, which need not be the same for all Participants. The Option Period shall expire at such time as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from its Date of Grant. In addition, an Incentive Stock Option granted to an Employee who, as of the Date of Grant, is a Ten Percent Owner shall not have an Option Period that is longer than the date that is five (5) years after its Date of Grant. If an Option is exercisable in installments, then such installments or portions thereof which become exercisable shall remain exercisable until the expiration of the Option Period.

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(e) Termination of Employment or Service. Except as provided in a Grant Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Company or one of its Affiliates. The Committee shall specify in a Grant Agreement under what circumstances, if any, and during what time periods, if any, a Participant may exercise an Option after termination of employment or service.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent that states the number of Purchased Shares, the person or persons in whose name the Purchased Shares are to be registered and each such person’s address and social security number. The Participant shall pay the aggregate Option Price for the Purchased Shares and any required federal, state and local tax withholding taxes (as described in Section 14 hereof): (i) in cash or by cashier’s check on the date of exercise; (ii) if permitted by the Committee, and if the Company is not then prohibited from purchasing or acquiring Shares, by delivering on the date of exercise Shares (or by attestation as to ownership of such Shares on a form prescribed by the Committee) that (A) have been held by the Participant for at least six (6) months and (B) have an aggregate Fair Market Value on the date of exercise equal to the sum of the aggregate Option Price for the Purchased Shares plus any withholding taxes; (iii) if permitted by the Committee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; (iv) if permitted by the Committee, and subject to applicable law, by electing to have the Company treat the Participant as exercising the Option for (A) the Purchased Shares plus (B) that number of additional Shares (which shall be withheld and canceled by the Company) so that the aggregate difference between the aggregate Fair Market Value of such additional Shares and the aggregate Option Price of such additional Shares is equal to the aggregate Option Price of the Purchased Shares plus the amount of any withholding taxes; (v) by a combination of any of the foregoing methods; or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. Payment of the Option Price and any required withholding taxes must be received by the time specified by the Committee depending on the type of payment being made.

(g) Annual Limit on Incentive Options. To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which any Participant may first exercise Incentive Options (granted under this Plan and all other equity compensation plans of the Company) during any calendar year exceeds $100,000 or such other amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, such excess Incentive Options shall be treated as Nonstatutory Options.

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8. SARs.

(a) General Requirements. The Committee may grant SARs to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8 hereof. Each SAR shall represent the right, upon settlement of the SAR, to receive an amount equal to the product obtained by multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (1) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (2) the Option Price of the Related Option in the case of either a Tandem SAR or an Additive SAR.

(b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs in the following forms:

(i) in connection with the grant, and exercisable in lieu of, Options (a “Tandem SAR”);

(ii) in connection with and exercisable in addition to the grant of Options (a “Additive SAR”);

(iii) independent of the grant of the Options (a “Freestanding SAR”); or

(iv) in any combination of the foregoing.

The Committee will determine the number and form of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c) Payment With Respect to SARs. The Committee shall determine whether the amount to be paid upon settlement of the SAR shall be paid in the form of cash, in Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Awards

(a) General Requirements. The Committee may issue or transfer Shares to an Employee or a Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9 hereof. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

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(b) Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. For so long as Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares granted thereby except upon death as described in Section 14 hereof. Each certificate, or electronic book entry equivalent, for a Share granted pursuant to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Shares awarded pursuant to a Stock Award and to receive any dividends or other distributions paid on such Shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

10. Dividend Equivalents.

(a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 10. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee and subject to Section 12 hereof. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals or other conditions.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Shares or in a combination of the two, as determined by the Committee.

11. Other Stock-Based Awards. The Committee may grant other awards that are cash-based or based on, measured by or payable in Shares to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 11. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Shares or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

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12. Deferrals. To the extent permitted by applicable law, including Section 409A of the Code and the corresponding U.S. Department of the Treasury regulations and rulings, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Grant.

13. Withholding of Taxes.

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) to the extent permitted by applicable law, deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Shares by having Shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. Such election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. The value of the Shares to be withheld shall be based on the Fair Market Value of such Shares on the date that the amount of tax to be withheld is to be determined. All elections by a Participant shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

14. Transferability of Grants.

(a) In General. Except as provided in this Section 14, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

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(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

15. Consequences of a Change in Control.

(a) Notice and Acceleration.

(i) If and to the extent practicable, the Company shall provide written notice to each Participant with outstanding Grants of any proposed Change in Control not less than 15 days prior to its effective date, and (A) upon delivery of such notice, (1) all outstanding Options shall automatically vest and become fully exercisable, (2) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (3) all outstanding SARs, Dividend Equivalents and Other Stock-Based Awards that are payable in Shares shall automatically vest and become exercisable or payable, and (B) all outstanding SARs, Dividend Equivalents and Other Stock-Based Awards that are payable in cash shall vest and become exercisable or payable as of the effective time of the Change in Control.

(ii) If Section 15(a)(i) does not apply, then (A) the Company shall, as soon as is reasonably practicable following a Change in Control, provide written notice thereof to each Participant with outstanding Grants, and (B) upon such Change in Control, (1) all outstanding Options and SARs shall automatically vest and become fully exercisable, (2) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (3) all outstanding Dividend Equivalents and Other Stock-Based Awards that are payable in Shares or cash shall automatically vest and become payable in Shares or cash, respectively.

(b) Other Alternatives. Notwithstanding anything to the contrary contained in this Plan or in any Grant Agreement, except to the extent that the exercise of such discretion would give rise to adverse tax consequences under Section 409A of the Code, the Committee may, in its sole discretion, require a Participant to exchange or settle his or her outstanding Grants for a cash payment upon the consummation of a Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Grants.

(c) Assumption of Obligations. If the Company experiences a Change in Control in which it is not the surviving corporation (or survives only as a subsidiary of another corporation), then (i) all outstanding Options and SARs that have not been exercised in full prior to the effective time of the Change in Control shall be assumed by, or replaced with comparable options or stock appreciation rights granted by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) the surviving corporation shall fulfill the Company’s obligations with respect to any other Grant that became payable pursuant to this Section 15 but which was not paid or otherwise satisfied at or prior to the effective time of the Change in Control.

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(d) Modifications. The terms of this Section 15 may be varied by the Committee in any particular Grant Agreement.

16. Requirements for Issuance of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. The Committee may require each Person acquiring Shares pursuant to a Grant to represent to and agree with the Company in writing that such Person is acquiring the Shares for investment purposes and without a view to the distribution thereof. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a restrictive or other legend be placed thereon.

17. Amendment of the Plan.

(a) Amendment. The Board may amend the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. In addition, the Committee may at any time, in its sole discretion, alter or amend any or all of the outstanding Grant Agreements to the extent not prohibited by law. Notwithstanding the foregoing, however, no amendment, alteration, or termination of this Plan or of any Grant Agreement shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) hereof.

(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of the Company’s shareholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation, or modified if the effect would be to reduce the exercise price for the Shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) hereof. In addition, without the prior approval of the Company’s shareholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

18. Duration of the Plan.

(a) Except as provided in paragraph (b) of this Section 18, no Grant shall be made under the Plan following the earlier of (i) the date on which all of the Shares authorized for issuance under Section 5 of the Plan have been issued (as a result of the exercise, vesting or payment of Grants) or are otherwise no longer available for issuance under this Plan and (ii) the date on which the Board terminates the Plan.

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(b) Notwithstanding paragraph (a) of this Section 18, no Incentive Stock Option may be granted under the Plan following March 7, 2028 (i.e., 10 years following the date on which the Plan was approved by the Board).

(c) On and after the dates specified in paragraph (a) and paragraph (b) of this Section 18, the Plan shall continue in effect until all outstanding Grants have been exercised or paid in full or are no longer exercisable or payable (whether by forfeiture, lapse and/or the expiration of their terms).

19. Miscellaneous.

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Sections 409A and 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 409A or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 409A or 422 of the Code, that Plan provision shall cease to apply. Notwithstanding anything to the contrary contained in this Plan, the Board may amend the Plan and the Committee may revoke or modify any Grant, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or a Grant to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

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(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Other Compensation Arrangements; Claim to Grants; Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in this Plan shall entitle any Employee or Non-Employee Director or other Person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Person any rights to be retained by or in the employment or service of the Company or any of its Affiliates.

(f) No Liability of Committee Members. No member of the Committee or any delegate of the Committee (each, an “Indemnified Person”) shall be personally liable by reason of any contract or other instrument executed by such Indemnified Person or on his behalf in his capacity as a member of the Committee or a delegate of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each Indemnified Person and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

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(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof that would apply the law of a another state.

(j) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any contributions or benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(k) Expenses. The expenses of administering this Plan shall be borne by the Company and its Affiliates.

(l) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(m) Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

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